Exhibit 10.21

Attached hereto is a form of stock restriction agreement by and among the Registrant and each of the below-named persons. The stock restriction agreement by and among the Registrant and each of the below-named persons is substantially identical in all material respects to such form, except with respect to the details that are set forth below.

The number of shares and the exercise or purchase price of each of the awards listed in the table below is presented after giving effect to the business combination between Discovery Partners International, Inc. (“Discovery Partners”) and Infinity Pharmaceuticals, Inc. (“IPI”) in accordance with the terms of the Agreement and Plan of Merger among Discovery Partners, Darwin Corp, a wholly owned subsidiary of Discovery Partners (“Darwin Corp.”), and IPI dated as of April 11, 2006, pursuant to which IPI merged with and into Darwin Corp. and became a wholly owned subsidiary of Discovery Partners and Discovery Partners changed its name to Infinity Pharmaceuticals, Inc. In addition, the number of shares and the exercise or purchase price of each of the awards listed in the table below is presented after giving effect to the Registrant’s 1-for-4 reverse stock split, which became effective on September 12, 2006.

Date of Agreement	Name	Number of Shares Subject to Award	Exercise/ Purchase Price	Vesting
8/14/01	Arnold Levine	11,051	$0.68	(1)

8/14/01	Franklin Moss	11,051	$0.68	(1)

8/14/01	D. Ronald Daniel	11,051	$0.68	(1)

(1) Each of these awards is currently fully vested. In accordance with the terms of each such award, the underlying shares were initially subject to a right of repurchase which right of repurchase lapsed, or “vested” as to the shares underlying the award in time-based installments.

STOCK RESTRICTION AGREEMENT

AGREEMENT made this          day of                          200  , between Infinity Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and                              (the “Director”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Purchase of Shares. The Company shall issue and sell to the Director and the Director shall purchase from the Company, subject to the terms and conditions set forth in this Agreement and in the Company’s 2001 Stock Incentive Plan (the “Plan”), an aggregate of                  shares (the “Shares”) of common stock, $.0001 par value per share (“Common Stock”) of the Company at a price of $         per share (the “Option Price”), purchasable as set forth in and subject to the terms and conditions of this Agreement and the Plan.

The aggregate purchase price for the Shares shall be paid by the Director in accordance with the terms of the Plan and the Stock Option Agreement issued to the Director thereunder. Upon receipt of payment by the Company for the Shares, the Company shall issue to the Director one or more certificates in the name of the Director for that number of Shares purchased by the Director. The Director agrees that the Shares shall be subject to the Purchase Option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2. Purchase Option.

(a) In the event that the Director ceases to provide services to the Company for any reason or no reason, with or without cause, prior to                             , the Company shall have the right and option (the “Purchase Option”) to purchase from the Director, for a sum equal to the Option Price per share, any shares then subject to the Purchase Option. All of the Shares shall be subject to the Purchase Option prior to                             . On                             ,                              of such Shares will no longer be subject to the Purchase Option and at the end of each full month thereafter,                              of such Shares shall no longer be subject to the Purchase Option until such time as all of such Shares are no longer subject to the Purchase Option.

(b) Upon the occurrence of a Change of Control Event (as hereinafter defined), the Purchase Option shall immediately lapse as to all remaining Unvested Shares, thereby rendering all Shares Vested Shares. For purposes of this subsection (c), a “Change of Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 75% or more of either (x) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (ii) of this definition; or

(ii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 75% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

3. Exercise of Purchase Option and Closing.

(a) The Company may exercise the Purchase Option by delivering or mailing to the Director (or his estate), in accordance with Section 13, within 90 days after the termination of the service of the Director for the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 90-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 90-day period.

(b) Within 10 days after his receipt of the Company’s notice of the exercise of the Purchase Option pursuant to subsection (a) above, the Director (or his estate or any escrow agent) shall tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase, duly endorsed in blank by the Director or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Upon its receipt of such certificate or certificates, the

Company shall pay the aggregate Option Price therefor in the form of a check or by canceling indebtedness owed by the Director to the Company, or any combination thereof.

(c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Director on account of such Shares or permit the Director to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

(d) In the event that, due to the sale (whether by foreclosure or otherwise), transfer, assignment or other disposition of the Shares (other than pursuant to the Company’s exercise of the Purchase Option) (each, a “Sale Event”), the Company is unable to exercise the Purchase Option with respect to any Shares for which the Purchase Option has not terminated (the “Repurchase Shares”), the Director agrees to pay the Company, as liquidated damages, a sum, if any, by which the market value of the Repurchase Shares (as determined by such Sale Event) exceeds the aggregate Option Price paid for the Repurchase Shares (the “Damage Amount”).

(e) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

4. Restrictions on Transfer. The Director shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that are subject to the Purchase Option, except that the Director may transfer such Shares to or for the benefit of any spouse, domestic partner sharing the same household as the Director, sibling, child or grandchild, or to a trust for their benefit,. provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the Purchase Option) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

5. Effect of Prohibited Transfer. The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

6. Restrictive Legend. All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Stock Restriction Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

7. Adjustments for Stock Splits, Stock Dividends, etc.

(a) If from time to time during the term of the Purchase Option there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Director is entitled by reason of his ownership of the Shares shall be immediately subject to the Purchase Option, the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as the Shares, and the Option Price shall be appropriately adjusted.

(b) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Shares.

8. Withholding Taxes.

(a) The Director acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Director any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Director or the lapse of the Purchase Option.

(b) The Director acknowledges that he has been informed of the advisability of making an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended; that such election must be filed with the Internal Revenue Service within 30 days of the transfer of shares to the Director; and that the Director is solely responsible for making such election.

9. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

10. Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Director and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

12. No Rights To Continued Service as a Director. Nothing contained in this Agreement shall be construed as giving the Director any right to continued service as a Director of the Company.

13. Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 13.

14. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

15. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

16. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Director.

17. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

18. Delivery of Certificates. The Director authorizes the Company, on his or her behalf, to hold the stock certificates representing the Shares until the latest of:

(i)	the date on which the Shares are no longer subject to the Purchase Option;

(ii)	the closing of an initial underwritten public offering of the Company’s securities pursuant to an effective registration statement filed by the Company under the Securities Act;

(iii)	a sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise; or

(iv)	the date which is no later than thirty days (30) after the date on which the Director ceases to serve as Director of the Company.

19. Escrow. The Director shall execute Joint Escrow Instructions in the form attached hereto as Exhibit B simultaneously with the execution hereof. The Joint Escrow Instructions shall be delivered to the person named by the Company to serve as escrow agent thereunder. The Director shall simultaneously deliver to such escrow agent a stock assignment duly endorsed in blank and hereby instructs the Company to deliver to such escrow agent, on behalf of the Director, the certificate(s) evidencing the Shares issued hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INFINITY PHARMACEUTICALS, INC.

By:
Name:
Title:

DIRECTOR

(Signature)

Print Name

Address: